EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-92144) of Millennium Cell Inc.,

(2)	Registration Statement (Form S-3 No. 333-101061) of Millennium Cell Inc.,

(3)	Registration Statement (Form S-3 No. 333-103104) of Millennium Cell Inc.,

(4)	Registration Statement (Form S-3 No. 333-105582) of Millennium Cell Inc.,

(5)	Registration Statement (Form S-3 No. 333-108768) of Millennium Cell Inc.,

(6)	Registration Statement (Form S-3 No. 333-112519) of Millennium Cell Inc.,

(7)	Registration Statement (Form S-3 No. 333-120301) of Millennium Cell Inc.,

(8)	Registration Statement (Form S-3 No. 333-126418) of Millennium Cell Inc.,

(9)	Registration Statement (Form S-8 No. 333-47086) pertaining to the Amended and Restated 2000 Stock Option Plan of Millennium Cell Inc., and

(10)	Registration Statement (Form S-8 No. 333-58692) pertaining to the Millennium Cell, Inc. 401(k) Plan and Trust;

of our report dated March 18, 2008, with respect to the consolidated financial statements of Millennium Cell Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, New York
March 18, 2008